CH ENERGY GROUP, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES                     EXHIBIT 12

                                                                                       2001
                                                                     ------------------------------------------
                                                                       3 Months       9 Months      12 Months
                                                                        Ended           Ended         Ended
                                                                       Sept 30         Sept 30       Sept 30
                                                                     ------------    -----------   -----------
     Earnings:
A.       Net Income                                                       $9,539        $31,074       $41,609
B.       Federal and State Income Tax                                      5,193         19,644        35,324
                                                                     ------------    -----------   -----------
C.       Earnings before Income Taxes                                    $14,732        $50,718       $76,933
                                                                     ============    ===========   ===========
D.       Fixed Charges
              Interest on Mortgage Bonds                                     669          4,541         7,111
              Interest on Other Long-Term  Debt                            2,162          8,648        12,245
              Other Interest                                               2,556         11,139        14,915
              Interest Portion of Rents                                      205            608           845
              Amortization of Premium & Expense on Debt                      395          1,016         1,321
              Preferred Stock Dividends of Central Hudson                  1,229          3,913         5,864
                                                                     ------------    -----------   -----------
                             Total Fixed Charges                          $7,216        $29,865       $42,301
                                                                     ============    ===========   ===========

E.       Total Earnings                                                  $21,948        $80,583      $119,234
                                                                     ============    ===========   ===========

     Preferred Dividend Requirements:
F.       Allowance for Preferred Stock Dividends
                  Under IRC Sec 247                                         $807         $2,422        $3,230
G.       Less Allowable Dividend Deduction                                   (32)           (64)         (127)
                                                                     ------------    -----------   -----------
H.       Net Subject to Gross-up                                             775          2,358         3,103
I.       Ratio of Earnings before Income
              Taxes to Net Income     (C/A)                                1.544          1.632         1.849
                                                                     ------------    -----------   -----------
J.       Preferred Dividend  (Pre-tax)    (H x I)                          1,197          3,849         5,737
K.       Plus Allowable Dividend Deduction                                    32             64           127
                                                                     ------------    -----------   -----------
L.       Preferred Dividend Factor                                         1,229          3,913         5,864
                                                                     ============    ===========   ===========

M.       Ratio of Earnings to Fixed Charges    (E/D)                        3.04           2.70          2.82
                                                                     ============    ===========   ===========

                                                                                     Year Ended December 31,
                                                                    -----------------------------------------------------------

                                                                                                     ( * )          ( * )
                                                                         2000          1999           1998           1997
                                                                     ------------    -----------   -----------     -----------
     Earnings:
A.       Net Income                                                       $50,973        $48,573       $49,314         $51,856
B.       Federal and State Income Tax                                      36,243         28,925        28,627          26,237
                                                                     ------------    -----------   -----------     -----------
C.       Earnings before Income Taxes                                     $87,216        $77,498       $77,941         $78,093
                                                                     ============    ===========   ===========     ===========


D.       Fixed Charges
              Interest on Mortgage Bonds                                   11,342         13,057        14,225          14,237
              Interest on Other Long-Term  Debt                            12,864         11,094         8,890           8,860
              Other Interest                                               10,473          4,860         3,639           2,647
              Interest Portion of Rents                                       962            993         1,004           1,020
              Amortization of Premium & Expense on Debt                     1,170            993           924             906
              Preferred Stock Dividends of Central Hudson                   5,436          5,078         5,031           4,800
                                                                     ------------    -----------   -----------     -----------
                             Total Fixed Charges                          $42,247        $36,075       $33,713         $32,470
                                                                     ============    ===========   ===========     ===========

E.       Total Earnings                                                  $129,463       $113,573      $111,654        $110,563
                                                                     ============    ===========   ===========     ===========

     Preferred Dividend Requirements:
F.       Allowance for Preferred Stock Dividends
                  Under IRC Sec 247                                        $3,230         $3,230        $3,230          $3,230
G.       Less Allowable Dividend Deduction                                   (127)          (127)         (127)           (127)
                                                                     ------------    -----------   -----------     -----------
H.       Net Subject to Gross-up                                            3,103          3,103         3,103           3,103
I.       Ratio of Earnings before Income
              Taxes to Net Income     (C/A)                                 1.711          1.595         1.581           1.506
                                                                     ------------    -----------   -----------     -----------
J.       Preferred Dividend  (Pre-tax)    (H x I)                           5,309          4,951         4,904           4,673
K.       Plus Allowable Dividend Deduction                                    127            127           127             127
                                                                     ------------    -----------   -----------     -----------
L.       Preferred Dividend Factor                                          5,436          5,078         5,031           4,800
                                                                     ============    ===========   ===========     ===========
M.       Ratio of Earnings to Fixed Charges    (E/D)                         3.06           3.15          3.31            3.41
                                                                     ============    ===========   ===========     ===========
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